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                                                                    Exhibit 99.1


WILSHIRE ENTERPRISES, INC.                            FOR IMMEDIATE RELEASE
ANNOUNCES THE SALE OF ITS                             AMEX: WOC
CANADIAN OIL AND GAS BUSINESS


JERSEY CITY, N.J., April 8, 2004, Wilshire Enterprises, Inc. ("Wilshire" or the "Company") (AMEX: WOC) announced today that it sold its Canadian oil and gas business to Addison Energy Inc., a wholly owned subsidiary of Exco Resources, Inc., for $15 million in gross proceeds. The transaction closed simultaneous with the execution of the definitive agreement.

Chairman and Chief Executive Officer Sherry Wilzig Izak stated: "We are very pleased to announce the sale of our Canadian oil and gas business. This sale, combined with the pending sale of the U.S. oil and gas business announced on March 17, 2004, is another key development in our continuing effort to maximize shareholder value. As a result of a comprehensive effort that included contacting numerous buyers and receiving several bids for parts and all of the Company, we believe that selling the two oil and gas businesses at this time is a significant result for the Company's stockholders.

Ms. Izak added: "As I stated in our March 17, 2004 press release: `The Company remains committed to maximizing shareholder value and will continue to explore all possible alternatives to accomplish this goal. We believe that our real estate portfolio, based on current financial performance, offers considerable valuation upside. We remain receptive to negotiating acceptable bids to acquire our entire company, while at the same time are prepared to pursue the expansion of our real estate portfolio, by merger or otherwise. In the interim, our goal will be to increase the value of our real estate business, through improvements of our existing properties as well as the potential acquisition of new income generating assets and the potential opportunistic divestiture of select real estate assets. Again, we cannot assure our stockholders of any actions or of the timing of potential actions.'"

The Chairman concluded: "Once again, I am very pleased with the extensive effort put forth by the Company's management team, Board of Directors and outside advisors to initiate and complete the strategic review, to conduct a comprehensive process, to negotiate potential purchase agreements, and, foremost, to evaluate numerous strategic alternatives on behalf of all stockholders. At this time we are very pleased to announce this second major milestone in selling the Canadian oil and gas business."

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ABOUT WILSHIRE ENTERPRISES:
Wilshire is an American Stock Exchange listed corporation engaged in the acquisition, ownership and management of real estate properties in Arizona, Florida, Georgia, New Jersey and Texas and, in its discontinued operations, the exploration and development of oil and gas in the United States and Canada.

FORWARD-LOOKING STATEMENT:

The non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that the underlying assumptions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The Company's business and prospects are subject to a number of risks which could cause actual results to differ materially from those reflected in such forward-looking statements, including uncertainties inherent in any attempt to sell one or more portions of the Company at an acceptable price, volatility of oil and gas prices and the United States to Canada foreign exchange rate, the need to develop and replace reserves, risks involved in exploration and drilling, uncertainties about estimates of reserves, environmental risks relating to the Company's oil and gas and real estate properties, competition, the substantial capital expenditures required to fund the Company's oil and gas and real estate operations, market and economic changes in areas where the Company holds real estate properties, currency risks, interest rate fluctuations, government regulation, and the ability of the Company to implement its business strategy. A discussion of these and other risks and uncertainties are disclosed in the Company's 2003 Form 10-K filed with the Securities and Exchange Commission.


Wilshire is being advised by Deloitte & Touche Corporate Finance, LLC and White Stone Energy, LLC.

For stockholder inquiries: please contact Philip G. Kupperman, President, Wilshire Enterprises, Inc. at (201) 420-2796

For transaction inquiries: please contact Daniel C. Pryor of Deloitte & Touche Corporate Finance LLC at (212) 436-6545.


Wilshire Enterprises, Inc. 921 Bergen Avenue, Jersey City, New Jersey 07306 Tel:
(201) 420-2796